Exhibit 3.45

FILED
In the Office of the
Secretary of State of Texas

JUN 04 2002

Corporations Section

STATE OF TEXAS
CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned General Partner, desiring to form a limited partnership under the provisions of the Texas Revised Limited Partnership Act, certifies as follows:

1.         The name of the partnership is KIMBALL HILL HOMES AUSTIN, L.L.P.

2.         The address of the partnership’s registered office is 350 North St. Paul Street, Dallas, Texas 75201. The name of the partnership’s registered agent for service of process is CT Corporation System. The address of the agent is 350 North St. Paul Street, Dallas, Texas 75201.

3.         The address of the principal office where records are required to be kept or made available is 13740 Research Blvd., Bldg. Q, Suite 2, Austin, Texas 78750.

4.         The name, mailing address, and street address of the business or residence of its general partner is as follows:

Name	Mailing Address	Street Address of Business or Residence

Kimball Hill Homes Austin Operations, L.L.C	13740 Research Blvd Bldg. Q, Suite 2 Austin, Texas 78750	13740 Research Blvd. Bldg. Q, Suite 2 Austin, Texas 78750

5.         This Certificate of Limited Partnership shall be effective as of the date of its filing with the Secretary of State.

DATED:        May        , 2002

KIMBALL HILL HOMES AUSTIN, L.L.C., a Texas limited liability company

By:	/s/ David K. Hill
David K. Hill, its Manager

FILED
In the Office of the
Secretary of State of Texas

JUL 24 2002

Corporations Section

CERTIFICATE OF CORRECTION OF
APPLICATION FOR REGISTRATION OF LIMITED
PARTNERSHIP OF KIMBALL HILL HOMES AUSTIN, L.L.P.

This undersigned, General Partners of the registered limited partnership named Kimball Hill Homes Austin, L.L.P., amend the Application for Registration of the Limited Partnership of Kimball Hill Homes Austin, L.L.P., filed June 4, 2002 in the Office of the Secretary of State of Texas, as follows:

The name of the partnership is changed to Kimball Hill Homes Austin, L.P.

We affirm, under penalty of perjury, that this Correction of Registration is executed on the 22nd day of July, 2002 and, to the best of our knowledge and belief, the facts stated in this Certificate are true.

KIMBALL HILL HOMES AUSTIN, L.P.

By its General Partner, Kimball Hill Homes Austin Operations, L.L.C., a Texas limited liability company

By:	/s/ David K. Hill
David K. Hill, its Manager